SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]           Definitive Additional Materials
[  ]           Soliciting Material under Rule 14a-12

BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in its Charter)

Nicholas J. Swenson
Groveland Capital LLC
Groveland Hedged Credit Fund LLC
Groveland Master Fund Ltd.
Seth G. Barkett
Thomas R. Lujan
James W. Stryker
Ryan P. Buckley
Stephen J. Lombardo III
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, Schedule or Registration Statement No.:

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Filed by Groveland Group

The Groveland Group (as defined herein) has issued a letter to shareholders, which is attached hereto as Exhibit 1 and is incorporated herein by reference.  The letter is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended, by the Groveland Group.

Important Information

The Groveland Group (whose members are identified below) has nominated Nicholas J. Swenson, James W. Stryker, Stephen J. Lombardo III, Thomas R. Lujan, Ryan P. Buckley, and Seth G. Barkett as nominees to the board of directors of Biglari Holdings Inc. (the “Company”), and is soliciting votes for the election of Nicholas J. Swenson, James W. Stryker, Stephen J. Lombardo III, Thomas R. Lujan, Ryan P. Buckley, and Seth G. Barkett as members of the Company’s board of directors (the “Groveland Nominees”).  The Groveland Group has sent a definitive proxy statement, WHITE proxy card and related proxy materials to shareholders of the Company seeking their support of the Groveland Nominees at the Company’s 2015 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and WHITE proxy card because they contain important information about the Groveland Group, the Groveland Nominees, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and WHITE proxy card  and other documents filed by the Groveland Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed by the Groveland Group with the SEC may also be obtained free of charge from the Groveland Group.

Participants in Solicitation

The “Groveland Group” currently consists of the following persons who are participants in the solicitation from the Company’s shareholders of proxies in favor of the Groveland Nominees: Groveland Master Fund Ltd. (formerly known as Groveland Hedged Credit Master Fund Ltd.), Groveland Hedged Credit Fund LLC, Groveland Capital LLC, Nicholas J. Swenson, and Seth G. Barkett.  Along with the Groveland Group, the following are also participants in the solicitation: James W. Stryker, Stephen J. Lombardo III, Thomas R. Lujan, and Ryan P. Buckley.  The participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the participants and their interests may be found in the Groveland Group’s definitive proxy statement, as filed with the SEC on March 11, 2015.